AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 1996
                                                   Registration No.333-____
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                       NORTH FORK BANCORPORATION, INC.
            (Exact name of registrant as specified in its charter)

               Delaware                                       36-3154608
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                       Identification No.)

                           275 BROAD HOLLOW ROAD
                          MELVILLE, NEW YORK 11747
        (Address of Principal Executive Offices including Zip Code)

     The Long-Term Incentive and Capital Accumulation Plan of North Fork
                             Bancorporation, Inc.
                          (Full title of the Plans)

                               JOHN ADAM KANAS
               CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       NORTH FORK BANCORPORATION, INC.
                            275 BROAD HOLLOW ROAD
                           MELVILLE, NEW YORK 11747
                   (Name and address of agent for service)

                                (516) 298-5000
                      (Telephone number, including area
                         code, of agent for service)

                       Copies of all correspondence to:
                         William S. Rubenstein, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                           New York, New York 10022
==============================================================================

                      CALCULATION OF REGISTRATION FEE

                                                    Proposed
      Title of                                      maximum
      securities     Amount          Exercise       aggregate   Amount of
      to be          to be           price          offering    registration
      registered     registered(1)   per share(2)   price       fee

Common Stock par      174,009         $12.17     $2,117,689.53   $641.72
value $2.50
per share (and
associated rights)

     ____________________

     (1) Represents maximum number of shares available for issuance under the Plan.

     (2) Based on the average exercise price for the options granted under the Plan.



                                  PART II.

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference:

          (1) The registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form 10-K");

          (2) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

          (3) The registrant's Current Reports on Form 8-K, dated March 15, 1996 (as amended by a Form 8-K/A), July 15, 1996,
     September 12, 1996, October 10, 1996 and December 17, 1996.

          (4) The description of North Fork Common Stock and North Fork Series A Junior Participating Preferred Stock and Preferred Stock Purchase Rights set forth in North Fork's Registration Statements filed on Form 8-A, dated March 1, 1989 and February 9, 1990, and any amendments or updates thereto.

          (5) The portions of the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on April 23, 1996 that have been incorporated by reference in the 1995 Form 10-K.

          All documents and reports subsequently filed by the regis-trant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registra-tion statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorpo-rated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by refer-ence herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or super-seded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF SECURITIES

          Not Applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


          Section 145 of the Delaware General Corporate Law (the "DGCL") generally provides that a corporation may indemnify directors, officers, employees or agents against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particu-lar action was in, or not opposed to, the best interests of the corporation.

          Subsection (a) of Section 145 of the DGCL empowers a corpo-ration to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judg-ments, fines and amounts paid in settlement actually and reason-ably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reason-ably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

          Subsection (b) of Section 145 of the DGCL empowers a corpo-ration to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reason-ably entitled to be indemnified for such expenses which the court shall deem proper.

          Section 145 of the DGCL further provides that, among other things, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or pro-ceeding referred to in Subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify against such liability under Section 145.

          Indemnification as described above shall be granted in a specific case only upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of directors who were not parties to such proceeding, (b) independent legal counsel in a written opinion if there are no such disinterested directors or if such disinterested directors so direct, or (c) the sharehold-ers.

          Article 8.1 of the By-laws of the Registrant provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant against expenses (including attorneys' fees), judgments, fines and settlement payments actually and reasonably incurred by him or her to the fullest extent permitted by the DGCL and any other applicable law, as may be in effect from time to time.

          Article 8.2 of the By-laws of the Registrant provides that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Registrant or is serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her to the extent permitted by the DGCL, and any other applicable law as may be in effect from time to time.

          Section 102(b)(7) of the DGCL ("Section 102(b)(7)") permits the certificate of incorporation of a corporation to provide that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (dealing with unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

          Article 10 of the Registrant's Certificate of Incorporation provides that, subject only to the express prohibitions on elimination or limitation of liability of directors set forth in
     Section 102(b)(7), as it now exists or may be hereinafter amend-ed, directors shall not be liable for monetary damages in excess of $25,000 per occurrence resulting from a breach of their fiduciary duties.

          The Registrant maintains a director and officer liability insurance policy providing for the insurance on behalf of any person who is or was a director or officer of the Registrant and subsidiary companies against any liability incurred by him in any such capacity or arising out of his status as such. The insurer's limit of liability under the policy is $10,000,000, with an additional $5,000,000 excess policy, in the aggregate for all insured losses per year. The policy contains various report-ing requirements and exclusions.

          Section 8(k) of the Federal Deposit Insurance Act (the "FDI Act") provides that the Federal Deposit Insurance Corporation (the "FDIC") may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were "institution-affiliated parties," as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. The FDIC recently adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.


     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

     ITEM 8.  EXHIBITS

          The following exhibits are filed as part of this registra-tion statement or incorporated by reference herein.

     Exhibit
     Number                     Description

     4.1 Certificate of Incorporation of the Registrant, as amended, previously filed and incorporated by reference to North Fork Bancorporation, Inc.'s Registration Statement on Form S-3 (File No. 33-42294) filed August 16, 1991.

     4.2 By-laws of the Registrant, previously filed and incorporated by reference to North Fork
               Bancorporation, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.

     4.3 Rights Agreement, previously filed and incorporat-ed by reference to North Fork Bancorporation, Inc.'s Registration Statement on Form 8-A filed
               March 21, 1989.

     5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom
               LLP.

     23.1      Consent of KPMG Peat Marwick LLP, New York, New
               York.

     23.2      Consent of Paet Marwick LLP, New York, New York.

     23.3      Consent of Skadden, Arps, Slate, Meagher & Flom
               LLP (included in Exhibit 5.1 hereto).

     24.1 Powers of Attorney (see the signature page to this Form S-8 Registration Statement).

     ITEM 9. UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1)  Not Applicable.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)-(g)  Not Applicable.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the regis-trant in the successful defense of any action, suit or proceed-
     ing) is asserted by such director, officer or controlling person in connection with the securities being registered, the regis-trant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifica-tion by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (i)-(j)  Not Applicable.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Suffolk, State of New York, on December 31, 1996.

                              NORTH FORK BANCORPORATION, INC.

                              By:   /s/ Daniel M. Healy
                                   ----------------------------------
                                   Daniel M. Healy
                                   Executive Vice President and
                                   Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on December 31, 1996.

          We, the undersigned officers and directors of North Fork Bancorporation, Inc. hereby severally and individually constitute and appoint Daniel M. Healy, the true and lawful attorney and agent (with full power of substitution and resubstitution in each case) of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have power to act and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person and we hereby ratify and confirm our signatures as they may be signed by our said attorney and agent to any and all such amendments and instruments.

               Name                          Title

      /s/ John A. Kanas                      President, Chief Executive
     ------------------------------          Officer and Chairman of
     John A. Kanas                           the Board


      /s/ Daniel M. Healy                    Executive Vice President
     ------------------------------          and Chief Financial Officer
     Daniel M. Healy                         (Principal Financial and
                                             Accounting Officer)

      /s/ John Bohlsen                       Director
     ------------------------------
     John Bohlsen

      /s/ Allan C. Dickerson                 Director
     ------------------------------
     Allan C. Dickerson

      /s/ Lloyd A. Gerard                    Director
     ------------------------------
     Lloyd A. Gerard

      /s/ James F. Reeve                     Director
     ------------------------------
     James F. Reeve

      /s/ James H. Rich, Jr.                 Director
     ------------------------------
     James H. Rich, Jr.

                                             Director
     ------------------------------
     George H. Rowsom

      /s/ Raymond W. Terry                   Director
     ------------------------------
     Raymond W. Terry, Jr.

      /s/ Kurt R. Schmeller                  Director
     ------------------------------
     Kurt R. Schmeller